UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2011

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

600 Grant Street, Pittsburgh, PA		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.21 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 5, 2011, Ampco-Pittsburgh Corporation held its annual meeting of shareholders. The following are the voting results for the items of business that were voted upon by shareholders at that meeting:

1.	Directors were elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. The voting results were as follows:

In the election of three Directors for a term expiring in 2014:

	For	Withheld

William K. Lieberman	8,897,902 Votes	312,373 Votes

Stephen E. Paul	7,177,285 Votes	2,032,990 Votes

Carl H. Pforzheimer, III	8,884,752 Votes	325,523 Votes

2.	To approve, in a non-binding vote, the compensation of the named executive officers.

7,180,196 For	351,112 Against	1,678,967 Abstain

3.	To recommend, in a non-binding vote, the frequency of shareholder votes on executive compensation.

3,942,317 1 Year	26,907 2 Years	3,559,710 3 Years	1,681,341 Abstain

4.	To approve the Ampco-Pittsburgh Corporation 2011 Omnibus Incentive Plan.

5,161,905 For	4,014,969 Against	33,401 Abstain

5.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants firm for 2011.

9,946,205 For	60,177 Against	11,774 Abstain

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

Date: May 10, 2011	By:	/s/ Rose Hoover
Rose Hoover
Executive Vice President
Chief Administrative Officer
Corporation Secretary